FORM OF COMPLIANCE CERTIFICATE

TCA Global Credit Master Fund, LP

19950 West Country Club Drive, 1st Floor

Aventura, FL 33180

Attention: Bob Press

Facsimile: 786-323-1651

Re: SACK LUNCH PRODUCTIONS, INC., A Utah corporation (the “Borrower”) Covenant Compliance Certificate for the Period Ending on _________________, 2015 (the “Reporting Date”)

Dear Bob:

Reference is made to that certain Credit Agreement, dated as of June 30, 2015, but made effective as of October ____, 2015 (the “Credit Agreement”), by and among Borrower, the Guarantors, and TCA Global Credit Master Fund LP (“Lender”). Capitalized terms used, but not defined, herein shall have the respective meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 10.11 of the Credit Agreement, the undersigned, the President or other chief executive of the Borrower, hereby certifies to Lender that: (a) all representations and warranties in Section 7 of the Credit Agreement are true and correct as of the Reporting Date; (b) the undersigned has no knowledge of any default or Event of Default under the Credit Agreement or any other Loan Documents that has not been cured or waived, except as set forth on Schedule 1 attached hereto; (c) the Credit Parties are in compliance with the financial covenants contained in Section 11 of the Credit Agreement; (d) to the best of the undersigned’s knowledge, the Credit Parties have, in all material respects, observed and performed all of their other covenants and other agreements, and have satisfied every condition contained in the Credit Agreement and the other Loan Documents to be observed, performed or satisfied by the Credit Parties during the calendar month ending on the Reporting Date; € no changes, effects, impairments, or other events have occurred as of the Reporting Date that could be deemed a Material Adverse Effect; and (f) attached hereto as Schedule 2 are the computations necessary to determine that Credit Parties are in compliance with Section 1 of the Credit Agreement as of the Reporting Date reference above.

IN WITNESS WHEREOF, the undersigned, President, Manager or other chief executive of each of the Credit Parties hereby certifies to the above as of the Reporting Date.

CREDIT PARTIES:

SACK LUNCH PRODUCTIONS, INC., a Utah corporation		GREEN ENDEAVORS, INC., a Utah corporation

By:	/s/ Richard Surber	By:	/s/ Richard Surber
Name:	Richard Surber	Name:	Richard Surber
Title:	CEO & President	Title:	President

LANDIS SALONS, INC., a Utah		LANDIS SALONS II, INC., a
Corporation		Utah corporation

By:	/s/ Richard Surber	By:	/s/ Richard Surber
Name:	Richard Surber	Name:	Richard Surber
Title:	President	Title:	President

DIVERSIFIED MANAGEMENT SERVICES,		WASATCH CAPITAL
INC., a Utah corporation		CORPORATION, a Utah corporation

By:	/s/ Richard Surber	By:	/s/ Richard Surber
Name:	Richard Surber	Name:	Richard Surber
Title:	President	Title:	President

DOWNTOWN DEVELOPMENT		WG PRODUCTIONS COMPANY, a
CORPORATION, a Utah corporation		Utah corporation

By:	/s/ Richard Surber	By:	/s/ Richard Surber
Name:	Richard Surber	Name:	Richard Surber
Title:	President	Title:	President

LANDIS EXPERIENCE CENTER		REDLINE ENTERTAINMENT, INC.,
LLC, a Utah limited liability company		a Utah corporation

By:	/s/ Richard Surber	By:	/s/ Richard Surber
Name:	Richard Surber	Name:	Richard Surber
Title:	Manager	Title:	President

SPRINGBOK HOLDINGS, LLC, a Utah		COLOR ME RAD, LLC, a Utah limited
limited liability company		liability company

By:	/s/ Richard Surber	By:	/s/ Richard Surber
Name:	Richard Surber	Name:	Richard Surber
Title:	Manager	Title:	Manager

SLIDE THE CITY, LLC, a Utah		LANTERN FEST, LLC, a Utah limited
limited liability company		liability company

By:	/s/ David Wulf	By:	/s/ David Wulf
Name:	David Wulf	Name:	David Wulf
Title:	Manager	Title:	Manager

SPRINGBOK HOLDINGS, LLC, a Utah		COLOR ME RAD, LLC, a Utah limited
limited liability company		liability company

By:	/s/ Richard Surber	By:	/s/ Richard Surber
Name:	Richard Surber	Name:	Richard Surber
Title:	Manager	Title:	Manager

SLIDE THE CITY FRANCHISING LLC, a		SLIDE THE CITY CANADA, LLC,
Utah limited liability company		a Utah limited liability company

By:	/s/ David Wulf	By:	/s/ David Wulf
Name:	David Wulf	Name:	David Wulf
Title:	Manager	Title:	Manager

SPRINGBOK FRANCHISING, LLC, a		SPRINGBOK MANAGEMENT, LLC,
Utah limited liability company		a Utah limited liability company

By:	/s/ Richard Surber	By:	/s/ Richard Surber
Name:	Richard Surber	Name:	Richard Surber
Title:	Manager	Title:	Manager

Schedule 1 to Compliance Certificate

Events of Default

Schedule 2 to Compliance Certificate

1.	Revenue Covenant (Section 11.1):

(a)	For each calendar quarter while this Agreement remains in effect, Credit Parties shall have sales revenues for such calendar quarter that are not less than seventy-five percent (75%) of the sales revenues shown on the most recent Financial Statements.

(b)	Credit Parties hereby certify that as of the Reporting Date, Credit Parties’ sales revenues are $________________, and based on such numbers and expected revenue through the end of the quarter, Credit Parties (expect/do not expect) to be in compliance with the revenue covenant set forth in Section 11.1 of the Credit Agreement as of the end of the next upcoming calendar quarter.

Please provide calculations below or on an attached sheet.